                                                                    EXHIBIT 11.1

                           INTERNATIONAL STEEL GROUP
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                PERIOD ENDED       PERIOD ENDED
                                                              DECEMBER 31, 2002   MARCH 29, 2003
                                                              -----------------   --------------
                  BASIC EARNINGS PER SHARE
------------------------------------------------------------
Net Income Available to common stockholders.................       $69,575           $(1,606)
Average Shares of Common Stock..............................        18,362            19,244
                                                                   -------           -------
Basic Earnings Per Share....................................       $ 3,789           $   (83)
                                                                   =======           =======

                 DILUTED EARNINGS PER SHARE
------------------------------------------------------------
Net Income Available to common stockholders.................       $69,575           $(1,606)
Average Shares of Common Stock and Other Potentially
  Dilutive Securities Outstanding
Common Stock................................................        18,362            19,244
Stock Options...............................................           743                --
                                                                   -------           -------
     Total..................................................        19,105            19,244
                                                                   =======           =======
Diluted Earnings Per Share..................................       $ 3,642               (83)
                                                                   =======           =======